                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material under Rule 14a-12.

                              WILLBROS GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

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




[LOGO]
                              WILLBROS GROUP, INC.
                               PLAZA 2000 BUILDING
                             50TH STREET, 8TH FLOOR
                              P. O. BOX 0816-01098
                           PANAMA, REPUBLIC OF PANAMA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2004

To the Stockholders of WILLBROS GROUP, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), will be held at the Hotel Panama Marriott, Calle 52 y Ricardo Arias, Panama City, Panama, on Thursday, May 20, 2004, at 9:00 a.m., local time, for the following purposes:

      1. To elect two directors of the Company to Class II for three-year terms;

      2. To consider and act upon a proposal to approve an amendment to the Willbros Group, Inc. 1996 Stock Plan to increase the number of shares of Common Stock of the Company authorized for issuance thereunder from 3,125,000 to 4,075,000 shares;

      3. To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for 2004; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 22, 2004, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

                                      By Order of the Board of Directors,



                                      Dennis G. Berryhill
                                      Secretary

Panama City, Panama
April 23, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

[LOGO]
                              WILLBROS GROUP, INC.
                               PLAZA 2000 BUILDING
                             50TH STREET, 8TH FLOOR
                              P. O. BOX 0816-01098
                           PANAMA, REPUBLIC OF PANAMA

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2004

                     SOLICITATION AND REVOCATION OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 20, 2004, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first sent on or about April 23, 2004, to stockholders of record on April 22, 2004.

      If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below, (b) the approval of the amendment to the Willbros Group, Inc. 1996 Stock Plan, and (c) the ratification of the appointment of the independent auditors. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

      The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy, will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                          STOCKHOLDERS ENTITLED TO VOTE

      Stockholders of record at the close of business on April 22, 2004, will be entitled to vote at the Annual Meeting. As of March 31, 2004, there were issued and outstanding 21,020,638 shares of Common Stock, par value $.05 per share of the Company (the "Common Stock"). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. A broker non-vote will have no effect on the outcome of the election of directors or the other proposals.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

      The Restated Articles of Incorporation of the Company (the "Charter") provides that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at nine. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the current Class II directors will expire at the Annual Meeting. The terms of the current Class III directors and the current Class I directors will expire at the annual meetings of stockholders to be held in 2005 and 2006, respectively.

      In accordance with the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Rodney B. Mitchell and S. Miller Williams for election as Class II directors. Mr. Mitchell, who currently serves as a Class II director and whose term expires at the Annual Meeting, is standing for re-election as a Class II director for a term expiring at the annual meeting of stockholders in 2007. He was elected to the Board of Directors in July 2001 and at that time was recommended to the Nominating/Corporate Governance Committee by the Company's then Chief Executive Officer. Mr. S. Miller Williams is a new nominee for director and is standing for election as a Class II director for a term expiring at the annual meeting of stockholders in 2007. He was recommended to the Nominating/Corporate Governance Committee by the Company's President and Chief Executive Officer. John H. Williams, age 85, and Michael J. Pink, age 66, who currently serve as Class II directors and whose terms expire at the Annual Meeting, are not seeking re-election as directors as they have elected to retire from the Board of Directors as of the date of the Annual Meeting. S. Miller Williams is standing for election to the Board position being vacated by Mr. Pink. S. Miller Williams is the son of John H. Williams. The Board position being vacated by John H. Williams will remain vacant. The Charter provides that any Board vacancies may be filled by the affirmative vote of a majority of the remaining directors. The Nominating/Corporate Governance Committee and the Board of Directors have not yet identified anyone to fill the vacancy. Accordingly, the accompanying proxy solicits your vote for only two directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Mitchell and M. Williams. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Nominating/Corporate Governance Committee may recommend and the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

      Guy E. Waldvogel, who has served as a director since 1990, retired from the Board of Directors on March 10, 2004. S. Fred Isaacs was elected by the Board of Directors on March 10, 2004, to fill the vacancy on the Board of Directors created by Mr. Waldvogel's retirement.

      The Company is grateful and appreciative of Messrs. Waldvogel's, Pink's and J. Williams' many years of dedicated service to the Company and their valuable counsel and business advice over the years.

      On March 10, 2004, the Board of Directors elected Michael F. Curran as Chairman of the Board of Directors. Mr. Curran succeeds Larry J. Bump who will relinquish the Chairman's position at the Annual Meeting and remain a director for the duration of his term, expiring in 2005. Mr. Curran will continue to perform his duties as President and Chief Executive Officer.

      The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

NOMINEES FOR DIRECTORS

                                    CLASS II

                             (TERM EXPIRES MAY 2007)

      RODNEY B. MITCHELL, age 68, was elected to the Board of Directors in July 2001. Mr. Mitchell has over 30 years of experience in the investment management business. He is President and Chief Executive Officer of The Mitchell Group, Inc., an investment advisory firm he founded in 1989. Previously, Mr. Mitchell was President and Chief Executive Officer of Talassi Management Company, another investment advisory organization he formed in 1970.

      S. MILLER WILLIAMS, age 52, has been Executive Vice President of Strategic Development of Vartec Telecom, Inc., an international consumer telecommunications services company, since August 2002 and Chief Financial Officer of Vartec since November 2003. From 2000 to August 2003, he served as Chairman of the Board of PowerTel, Inc., which provided telecommunications services in Australia. From 1992 to 2002, he served in various executive positions with Williams Communications Group, a subsidiary of The Williams Companies that provided global network and broadband media services, most recently as Senior Vice President and General Manager - International. He was President and owner of MediaTech, Incorporated, a manufacturer and dealer of computer tape and supplies, from 1987 until the company was sold in 1992.

      One Board position in Class II will be vacant.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS III

                             (TERM EXPIRES MAY 2005)

      LARRY J. BUMP, age 64, joined Willbros in 1977 as President and Chief Operating Officer and was elected to the Board of Directors. Mr. Bump served as Chief Executive Officer from 1980 until his retirement from the Company in May 2002. He was elected Chairman of the Board of Directors in 1981, and will continue to serve in that capacity until the Annual Meeting. His 43-year career includes significant U.S. and international pipeline construction management experience. Prior to joining Willbros, he managed major international projects in North Africa and the Middle East, and was Chief Executive Officer of a major international pipeline construction company. Mr. Bump served two terms as President of the International Pipeline & Offshore Contractors Association. He also serves as a Director of EMCOR Group, Inc.

      MICHAEL F. CURRAN, age 63, joined Willbros in March 2000 as a Director, Vice Chairman of the Board of Directors, President and Chief Operating Officer. Mr. Curran was named Chief Executive Officer in May 2002, and was elected as Chairman of the Board of Directors in March 2004 to succeed Mr. Bump at the Annual Meeting. He served from 1972 to 2000 as Chairman of the Board of Directors and Chief Executive Officer of Michael Curran & Associates, a mainline pipeline construction company in North America and West Africa, prior to joining Willbros. Mr. Curran has over 42 years of diversified experience in pipeline construction around the world, including 33 years as President and Chief Executive Officer of various domestic and international pipeline construction firms. Mr. Curran also served as President of the Pipe Line Contractors Association.

      S. FRED ISAACS, age 66, was elected to the Board of Directors in March 2004. Mr. Isaacs has been President of AI Services, Inc. (formerly SFI Consulting, Inc.), an electrical engineering services company, since March 1997. He was President of Computer Video Training, Inc., a consulting company, from August 1995 to March 1997. From September 1992 to August 1995, he served as President of SFI Consulting, Inc. and Chairman of the Board of Directors of TranAm Systems International, Inc., a gas compression equipment company. Prior to that time, he served in senior engineering and executive positions in the pipeline industry for over 35 years, most recently as Senior Vice President of Transportation of MAPCO, Inc. and President of Mid-America Pipeline Company and Seminole Pipeline Company from January 1983 until his retirement from MAPCO, Inc. in September 1992.

                                    CLASS I
                             (TERM EXPIRES MAY 2006)

      PETER A. LEIDEL, age 47, was elected to the Board of Directors in 1992. Since September 1997, Mr. Leidel has been a founder and partner in Yorktown Partners, L.L.C., an investment management company. From 1983 to September 1997, he was employed by Dillon, Read & Co., Inc., an investment banking firm, serving most recently as a Senior Vice President.

      JAMES B. TAYLOR, JR., age 65, was elected to the Board of Directors in February 1999. Mr. Taylor is currently a Director of TMBR Sharp Drilling, Inc. Mr. Taylor co-founded Solana Petroleum Corp., a Canadian-based public oil and gas exploration and production company, in 1997 and served as Chairman of its Board of Directors until December 2000. From 1996 to 1998, he was a Director and consultant for Arakis Energy, a Canadian public company with operations in North America and the Middle East. Prior to that time, he served for 28 years for Occidental Petroleum Corporation in various worldwide exploration and operations management positions before retiring in 1996 as Executive Vice President.

      One Board position in Class I is currently vacant.

COMPENSATION OF DIRECTORS

      Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors currently receive an annual retainer of $30,000 plus a fee of $1,500 per meeting for attending meetings of the Board of Directors. Non-employee directors also receive fees for attending meetings of committees of the Board of Directors as follows: chairman of the committee receives $2,500 per meeting and the other members of the committee receive $1,500 per meeting.

      Non-employee directors automatically receive non-qualified stock options under the Willbros Group, Inc. Director Stock Plan, as amended (the "Director Stock Plan"). Under the Director Stock Plan, an initial option to purchase 5,000 shares of Common Stock is granted to each new non-employee director on the date such director is elected or appointed to the Board of Directors. Each non-employee director also receives annually an option to purchase 5,000 shares of Common Stock. Effective January 1, 2004, such annual option is granted on the second Monday in January of each year during the period of such director's incumbency. Prior to January 1, 2004, such option was granted on the annual anniversary of the date on which such director received an initial option, and on each succeeding annual anniversary of such date during the period of such director's incumbency. The option exercise price of each option granted under the Director Stock Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 225,000 shares of Common Stock is available for issuance under the Director Stock Plan. During fiscal 2003, Mr. Taylor was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $8.20 per share, Mr. Bump was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $9.63 per share, Mr. Mitchell was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $10.31 per share, Messrs. Leidel and Waldvogel were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $9.59 per share, and Messrs. Pink and J. Williams were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.88 per share. No options have been exercised under the Director Stock Plan.

      All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

      The Company paid Mr. Bump $120,000 during 2003 for consulting services consisting of advice and assistance rendered in connection with its business activities.

CORPORATE GOVERNANCE AND BOARD MATTERS

      The Board of Directors and corporate management utilize their best individual efforts to adopt and implement best practices of corporate governance. Each believes strongly that effective corporate governance practices underpin its efforts to focus the entire organization on generating long-term stockholder value through conscientious actions and in an ethical manner. The directors have a wide range of business and industry experience, which provides insightful perspective on significant matters and an understanding of the challenges facing the Company. The Company's commitment to sound, independent oversight is demonstrated by the make-up of the Board, which has been comprised of a majority of independent directors since the Company's initial public offering in 1996.

      In 2003, the Board of Directors implemented Corporate Governance Guidelines, adopted an updated Code of Business Conduct and Ethics, and established a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Corporate Governance Guidelines and Codes are available on the Company's website at http://www.willbros.com.

      The Company is committed and dedicated to employing sound, ethical business practices, complying with the law in all areas of the world in which it works, and demanding the highest standards of integrity from its employees. There is common agreement that effective corporate governance requires the checks and balances provided by a proactive Board of Directors and corporate management actively engaged with others in the organization.

      BOARD INDEPENDENCE. The Board of Directors has affirmatively determined that each of Messrs. Isaacs, Leidel, Mitchell, Pink, Taylor and J. Williams, current directors of the Company, and S. Miller Williams, the new nominee for director, are "independent" under the current director independence standards of the New York Stock Exchange. In so doing, the Board of Directors determined that each of those individuals met the "bright line" independence standards of the New York Stock Exchange and has no other material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In making the determination of independence, the Board of Directors not only used the "bright line" independence standards of the New York Stock Exchange, but also the standard that no relationships exist that are required to be reported under the caption "Certain Transactions" in this Proxy Statement pursuant to the rules and regulations of the Securities and Exchange Commission. Mr. Bump is not considered to be independent because of his former employment as a senior executive officer of the Company and he receives more than $100,000 per year in consulting fees. Mr. Curran is not considered to be independent because of his employment as a senior executive officer of the Company.

      MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS. During 2003, the Board of Directors held four meetings. Each director was present at 75% or more of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during 2003.

      Each director is encouraged to participate in annual meetings of stockholders of the Company. However, since such meetings are held in Panama City, Panama, are generally of a short duration, and the Board of Directors does not generally have a meeting coincident with the annual meeting of stockholders, it is often impractical and expensive for each director to attend in person. Therefore, participation by either telephone or in person is encouraged. In addition, as discussed below, the Board of Directors has a process in place by which stockholders and other interested parties may communicate with the Board of Directors or any of its directors. Two directors, Messrs. Bump and Curran, attended the Company's 2003 Annual Meeting of Stockholders.

      The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. Each of the current members of each of the committees, other than the Executive Committee, qualifies as an "independent" director under the current listing standards of the New York Stock Exchange.

      Executive Committee. During 2003, the Executive Committee was composed of Messrs. Curran (Chairman), Bump and J. Williams. The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of the Company, except with respect to a limited number of matters which include changing the size of the Board of Directors, filling vacancies on the Board of Directors, amending the By-laws of the Company, disposing of all or substantially all of the assets of the Company, and recommending to the stockholders of the Company an amendment to the Articles of Incorporation of the Company or a merger or consolidation involving the Company. The Executive Committee did not meet during 2003.

      Audit Committee. During 2003, the Audit Committee was composed of Messrs. Leidel (Chairman), Mitchell, Taylor, and Waldvogel. The Board of Directors has determined that it has at least one "audit committee financial expert" serving on the Audit Committee and that person is Mr. Leidel. The Audit Committee has adopted a written charter. In 2003, the Audit Committee amended and restated the Audit Committee Charter to bring it current with the new regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange. This charter is attached to this Proxy Statement as Exhibit A and is also available on the Company's website at http://www.willbros.com. In addition, it adopted a Procedure of the Audit Committee on Reporting and Investigating Complaints with Regard to Possible Accounting Irregularities. The Audit Committee recommends to the full Board of Directors the firm to be appointed each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has the responsibility to (a) review the scope and results of the audit with the independent auditors,
(b) review with management and the independent auditors the Company's interim and year-end financial condition and results of operations, (c) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (d) review and pre-approve any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors' independence. The Audit Committee also generally reviews the terms of material transactions and arrangements, if any, between the Company and its directors, officers and affiliates. The Audit Committee held eight meetings during 2003.

      Compensation Committee. During 2003, the Compensation Committee was composed of Messrs. Taylor (Chairman), Mitchell, and Pink. The Compensation Committee adopted a written charter in 2003. This charter is available on the Company's website at http://www.willbros.com. The Compensation Committee reviews and takes final action for and on behalf of the Board of Directors with respect to compensation, bonus, incentive, and benefit provisions for the officers of the Company and its subsidiaries, and administers the 1996 Stock Plan. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee. The Compensation Committee held four meetings during 2003.

      Nominating/Corporate Governance Committee. During 2003, the Nominating/Corporate Governance Committee was composed of Messrs. J. Williams (Chairman), Bump, and Leidel. Mr. Bump resigned as a member of this Committee in March 2004. In 2003, the Nominating/Corporate Governance Committee adopted a written charter. This charter is available on the Company's website at http://www.willbros.com. In addition, the Nominating/Corporate Governance Committee approved and recommended, and the Board of Directors adopted, Corporate Governance Guidelines. The Nominating/Corporate Governance Committee is responsible for recommending candidates to fill vacancies on the Board of Directors as such vacancies occur, as well as the slate of nominees for election as directors by stockholders at each annual meeting of stockholders. The Nominating/Corporate Governance Committee has the authority under its charter to retain a professional search firm to identify candidates. It is also responsible for developing and recommending to the Board of Directors the Corporate Governance Guidelines applicable to the Company. Additionally, the Nominating/Corporate Governance Committee makes recommendations to the Board of Directors regarding changes in the size of the Board of Directors and recommends nominees for each committee. The Nominating/Corporate Governance Committee held two meetings during 2003.

      CONSIDERATION OF DIRECTOR NOMINEES. The Nominating/Corporate Governance Committee will consider director candidates submitted to it by other directors, employees and stockholders. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the director qualifications discussed below. Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee's name and qualifications for director and should be addressed to: Corporate Secretary, Willbros Group, Inc., c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027. In addition, as described below, the Company's Charter permits stockholders to nominate directors for consideration at a meeting of stockholders.

      The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current directors, professional search firms, stockholders or other persons.

      Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination focuses on the information provided to the Committee with the recommendation of the prospective candidate and the Committee's own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the Committee determines, after consultation with the Chairman of the Board of Directors and other directors as appropriate, that additional consideration is warranted, it may request a professional search firm to gather additional information about the candidate. The Committee then evaluates the candidate against the qualifications considered by the Committee for director candidates which include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company's lines of business, and the ability to serve the interests of all stockholders. The Committee also assesses the candidate's qualifications as an "independent director" under the current director independence standards of the New York Stock Exchange. The candidate must be able to devote the time, energy and attention as may be necessary to properly discharge his or her responsibilities as a director. As part of this evaluation, one or more members of the Committee, and others as appropriate, will interview the candidate. After completing this evaluation, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Committee.

      The Company's Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company expects that the annual meeting of stockholders to be held each year will be during the early to mid part of May.

      EXECUTIVE SESSIONS. Executive sessions of the non-management directors are held periodically. The sessions are scheduled and chaired by the chairman of the Nominating/Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled. Executive sessions of the independent directors only are held at least once a year.

      COMMUNICATIONS WITH THE BOARD OF DIRECTORS. The Board of Directors provides a process by which stockholders and other interested parties may communicate with the Board or any of the directors. Stockholders and other interested parties may send written communications to the Board of Directors or any of the directors at the following address: Corporate Secretary, Willbros Group, Inc., c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027. All communications will be compiled by the Company's Corporate Secretary and submitted to the Board or the individual director on a periodic basis.

                                  PROPOSAL TWO

                         APPROVAL OF AMENDMENT NUMBER 4
                           TO THE WILLBROS GROUP, INC.
                                 1996 STOCK PLAN

GENERAL

      Stockholder action at the Annual Meeting will be requested with respect to the approval of Amendment Number 4 (the "Amendment") to the Willbros Group, Inc. 1996 Stock Plan, as amended (the "1996 Stock

Plan"). The sole purpose of the Amendment is to increase the total number of shares of Common Stock available for issuance under the 1996 Stock Plan from 3,125,000 shares to 4,075,000 shares. As of March 1, 2004, there were 402,588 remaining shares of Common Stock reserved for future grants of awards under the 1996 Stock Plan. If the Amendment to the 1996 Stock Plan is approved by the stockholders of the Company, the total number of shares of Common Stock reserved for future grants of awards under the 1996 Stock Plan would be 1,352,588 and represent approximately 6.5% of the Company's total outstanding shares of Common Stock on March 1, 2004.

      While the Board of Directors is aware of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivations and performance benefits that are achieved from making such awards. Accordingly, in determining the number of additional shares sought under the Amendment, the Compensation Committee of the Board of Directors undertook a study of the 1996 Stock Plan and the Amendment with an internationally recognized global human resources and compensation consulting firm. The review consisted of collecting data from peer companies in the engineering/construction and oilfield services industries on stock plan utilization levels, preparing information from key published reports dealing with stock compensation, and evaluating the 1996 Stock Plan features with respect to the market information collected. The study, among other things, indicated that (a) the Company's utilization rates as a percentage of shares of Common Stock outstanding, or potential dilutive effects, falls below the peer group median; (b) the percentage of shares of Common Stock outstanding utilized annually by the Company for stock-based pay was below the peer group median in 2002, and was under 1% of shares of Common Stock outstanding in the Company's January 12, 2004 grant of awards to key employees under the 1996 Stock Plan; and (c) the request for stockholder approval of 950,000 additional shares being available for issuance under the 1996 Stock Plan brings the Company, when compared to the peer companies, to the 50th percentile. The additional shares represent less than 5% of the Company's Common Stock outstanding as of March 1, 2004.

      A copy of the Amendment is attached hereto as Exhibit B. A copy of the 1996 Stock Plan will be furnished by the Company to any stockholder upon written request to: Dennis G. Berryhill, Corporate Secretary, Willbros Group, Inc., c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027. The Amendment, which was approved by the Board of Directors on March 10, 2004, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

      The purpose of the 1996 Stock Plan is to strengthen the ability of the Company to attract and retain well-qualified executive, managerial, and professional personnel, and to encourage stock ownership by such personnel in order to increase their proprietary interest in the Company's success. The Company relies heavily upon stock options and restricted stock awards under the 1996 Stock Plan to compensate its executive, managerial, and professional personnel, and to retain and motivate such personnel, and desires to continue that practice because it believes that such awards encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

SUMMARY OF THE 1996 STOCK PLAN

      General. In 1996, the Board of Directors adopted, and the stockholders of the Company approved, the Willbros Group, Inc. 1996 Stock Plan. The 1996 Stock Plan provides for awards to key employees of the Company, including officers and directors who are also employees of the Company. The 1996 Stock Plan provides that during any calendar year, no participant may be granted awards with respect to more than 150,000 shares, subject to certain adjustments. The stock issuable under the 1996 Stock Plan may be authorized and unissued shares or treasury shares. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the 1996 Stock Plan. In addition, the number of shares deemed to be issued under the 1996 Stock Plan upon exercise of a stock option will be reduced by the number of shares surrendered in payment of the exercise or purchase price of such stock option.

      The 1996 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee are not eligible for awards under the 1996 Stock Plan. The Committee is authorized to determine plan participants, the types and amount of awards to be granted and the terms, conditions and provisions of awards, prescribe forms of award agreements, interpret the 1996 Stock Plan, establish, amend and rescind rules and regulations relating to the 1996 Stock Plan, and make all other determinations which may be necessary or advisable for the administration of the 1996 Stock Plan. Although a determination has not been made as to the number of employees currently eligible for consideration as participants in the 1996 Stock Plan, as of March 1, 2004, there were 136 employees who held awards under the 1996 Stock Plan.

      If the Amendment is approved, under the terms of the 1996 Stock Plan, no more than 1,018,750 shares may be issued under the 1996 Stock Plan pursuant to awards of restricted stock and/or restricted stock rights.

      Summary of Awards. The 1996 Stock Plan permits the granting of any or all of the following types of awards: (a) stock options, (b) stock appreciation rights ("SARs"), and (c) restricted stock or restricted stock rights. Generally, awards under the 1996 Stock Plan are granted for no consideration other than prior and future services. Awards granted under the 1996 Stock Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with, or in substitution for any other award under the 1996 Stock Plan or other plan of the Company. Such grants could include grants of options after a decline in the market price of the Company's Common Stock in substitution for previously granted options having a higher exercise price. The Company, however, has never "repriced" options previously granted.

      Stock options granted pursuant to the 1996 Stock Plan may, at the discretion of the Committee, be either incentive stock options ("ISOs"), within the meaning of Section 422 of the U.S. Internal Revenue Code, or non-qualified stock options. The exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant (or 110% of such fair market value in the case of ISOs granted to employees who possess more than 10% of the combined voting power of all classes of stock of the Company (a "10% employee")). In the case of non-qualified stock options, the exercise price shall be as determined by the Committee in its sole discretion, except that it shall not be less than 85% of the fair market value of the Common Stock on the date of grant. The Committee, however, does not intend to grant non-qualified stock options below the fair market value of the Common Stock on the date of grant. Options granted pursuant to the 1996 Stock Plan are exercisable in whole or in part at such time or times as determined by the Committee, except that ISOs may not be exercised after the expiration of 10 years from the date granted (five years in the case of a 10% employee). Generally, options may be exercised by the payment of cash, promissory notes or stock or a combination thereof.

      SARs granted under the 1996 Stock Plan will give the holder the right to receive cash or stock in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price. The grant price of an SAR is determined by the Committee but may not be less than the fair market value of a share of Common Stock on the date of grant. Methods of exercise and settlement and other terms of SARs are determined by the Committee. The Committee has never granted SARs under the 1996 Stock Plan.

      The Committee may award restricted stock, generally consisting of shares of Common Stock which may not be disposed of by participants until certain restrictions established by the Committee lapse. Such restrictions may lapse in whole or in installments as the Committee determines. A participant receiving restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee otherwise determines. Upon termination of employment during the restriction period, restricted stock will be forfeited, subject to such exceptions, if any, as are authorized by the Committee. The Committee, in its discretion, may also issue restricted stock rights, which represent the right to receive shares of Common Stock upon vesting. The rights are considered "restricted" because they are subject to forfeiture and restrictions on transfer prior to vesting and the related issuance of shares. A participant receiving restricted stock rights will not be a stockholder of the Company and will not be entitled to vote or receive dividends, if any, until the rights vest, at which time the related shares will be issued to the participant.

      Awards generally are not transferable other than by will or the laws of descent and distribution; however, the Committee may permit the transfer of awards (other than ISOs and SARs in tandem therewith) for estate planning purposes. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change or any distributions to Common Stock holders, the Committee may make such substitution or adjustment in the aggregate number or kind of shares which may be distributed under the 1996 Stock Plan and in the number, kind and exercise, grant or purchase price of shares subject to the outstanding awards granted under the 1996 Stock Plan, or make provisions for a cash payment relating to any award, as it deems to be appropriate in order to maintain the purpose of the original grant.

      Amendment to and Termination of the 1996 Stock Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the 1996 Stock Plan without the consent of stockholders or participants, except that stockholder approval of such action will be sought if such approval is required by any federal or state law or regulation, to the extent the action is required to be approved by stockholders in connection with having any outstanding awards comply with the requirements of Section 162(m) of the U.S. Internal Revenue Code, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable. Unless earlier terminated by the Board of Directors, the 1996 Stock Plan will terminate when no shares remain reserved and available for issuance, and the Company has no further obligation with respect to any award granted under the 1996 Stock Plan.

      Change of Control. In the event of a Change of Control of the Company, all outstanding awards under the 1996 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and freed of all restrictions. For purposes of the 1996 Stock Plan, a Change of Control is deemed to have occurred:
(a) upon the acquisition by any person of 20% or more of the Company's outstanding voting stock; (b) if individuals constituting the Board of Directors, or those nominated by at least two-thirds of such individuals or successors nominated by them, cease to constitute a majority of the Board; (c) upon stockholder approval of a merger, consolidation or similar transaction or consummation of any such transaction if stockholder approval is not required;
(d) upon approval of a plan of liquidation or the sale or disposition of substantially all of the Company's assets; or (e) if the Board adopts a resolution to the effect that a Change of Control has occurred.

      U.S. Federal Income Tax Consequences. The Company believes that under present U.S. tax laws the following are the U.S. federal income tax consequences generally arising with respect to awards granted under the 1996 Stock Plan. The grant of an option or SAR will create no tax consequences for the participant or the Company. The participant will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, a participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. Upon exercising an SAR, a participant will recognize ordinary income equal to the cash or the fair market value of the stock received on the date of exercise. In the case of the exercise of a non-qualified stock option or SAR, the employer of the participant, if it is a subsidiary of the Company and a U.S. taxpayer ("U.S. subsidiary employer"), generally will be entitled to a deduction for the amount recognized as ordinary income by the participant, unless such deduction is limited by Section 162(m) of the Internal Revenue Code. The treatment to a participant of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to a U.S. subsidiary employer in connection with a disposition of shares acquired under an option except that the U.S. subsidiary employer may be entitled to a deduction (and the employee will recognize ordinary income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied.

      With respect to awards granted under the 1996 Stock Plan involving stock or stock rights that is restricted as to transferability and subject to a substantial risk of forfeiture, a participant will recognize ordinary income equal to the fair market value of the shares received at the earlier of the time at which the shares or stock rights become transferable or not subject to a substantial risk of forfeiture unless, in the case of a restricted stock award, but not in the case of restricted stock rights, the participant elects to be taxed at the time of the award notwithstanding the restrictions (to minimize the tax payable in respect of the appreciation in the value of the stock from the time it is awarded until the restrictions lapse). The U.S. subsidiary employer, if any, generally will be entitled to a deduction for the same amount unless such deduction is limited by Section 162(m) of the Internal Revenue Code.

      The foregoing provides only a very general description of the application of U.S. federal income tax laws to awards under the 1996 Stock Plan. The summary does not address the effects of foreign, state and local tax laws.

      Awards Granted. As of March 1, 2004, incentive and non-qualified stock options and restricted stock and restricted stock rights for a total of 1,578,463 shares are outstanding under the 1996 Stock Plan. All of the outstanding options expire at various times during the years 2006 to 2013. Since inception of the 1996 Stock Plan through March 1, 2004, (a) options for a total of 1,191,963 shares have been exercised, and (b) options and restricted stock and restricted stock rights awards for the following number of shares have been granted under the 1996 Stock Plan to the named executive officers of the Company and specified groups: Michael F. Curran (who will become the Chairman of the Board at the Annual Meeting, and will thereby be the Chairman, President, Chief Executive Officer and Chief Operating Officer), 225,000 shares; John K. Allcorn (Executive Vice President), 180,625 shares; James K. Tillery (Executive Vice President of Willbros International, Inc.), 140,625 shares; Warren L. Williams (Senior Vice President, Treasurer, and Chief Financial Officer), 130,625 shares; John T. Dalton (Senior Vice President and General Counsel), 107,000 shares; all current executive officers as a group, 783,875 shares; and all employees, excluding current executive officers, as a group, 793,000 shares. All current directors who are not employees of the Company are not eligible to receive awards under the 1996 Stock Plan. Future awards under the 1996 Stock Plan are not yet determinable. The closing price for the Common Stock on the New York Stock Exchange on March 1, 2004, was $15.67 per share.

VOTE REQUIRED

      The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" approval of this proposal.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004. KPMG has been the independent auditors of Willbros since 1987. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of KPMG as the Company's independent auditors. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

      The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of KPMG as the Company's independent auditors for 2004.

      A representative of KPMG will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

AUDIT AND OTHER FEES PAID TO INDEPENDENT AUDITORS

      Audit Fees. The aggregate fees billed for the years ended December 31, 2003 and 2002, by KPMG for professional services rendered for the audit of the Company's annual financial statements, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those years were $433,000 and $512,000, respectively.

      Audit-Related Fees. The aggregate fees billed for the years ended December 31, 2003 and 2002, for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees" were $23,000 and

$127,000, respectively. These services consisted principally of audits of financial statements of certain employee benefit plans, consultation regarding internal controls over financial reporting in 2003, and due diligence services related to an acquisition in 2002.

      Tax Fees. The aggregate fees billed for the years ended December 31, 2003 and 2002, for professional services by KPMG for tax compliance, tax advice, and tax planning were $-0- and $10,000, respectively.

      All Other Fees. There were no fees billed for the years ended December 31, 2003 and 2002, by KPMG for products and services rendered to the Company, other than the services described above.

AUDIT COMMITTEE PRE-APPROVAL POLICY

      It is the policy of the Audit Committee to pre-approve audit, audit-related, tax and all other services specifically described by the Audit Committee on a periodic basis up to a specified dollar amount. All other permitted services, as well as proposed services exceeding such specified dollar amount, are separately pre-approved by the Audit Committee.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2004 by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed in the table, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                                                     SHARES
                                                                  BENEFICIALLY      PERCENTAGE
NAME OF OWNER OR IDENTITY OF GROUP                                  OWNED (1)      OF CLASS (1)
----------------------------------                                  ---------      ------------
Third Avenue Management LLC .................................    2,196,975  (2)      10.5
Heartland Advisors, Inc. ....................................    1,732,800  (3)       8.3
Strong Capital Management, Inc. .............................    1,045,699  (4)       5.0
Michael F. Curran ...........................................      607,999  (5)       2.9
Larry J. Bump ...............................................      571,694  (6)       2.7
John K. Allcorn .............................................      210,354  (7)       1.0
Warren L. Williams ..........................................      122,653  (8)         *
James K. Tillery ............................................      101,625  (9)         *
Peter A. Leidel .............................................       57,872 (10)         *
John H. Williams ............................................       35,000 (11)         *
John T. Dalton ..............................................       32,470 (12)         *
Guy E. Waldvogel ............................................       29,000 (13)         *
Michael J. Pink .............................................       20,000 (14)         *
Rodney B. Mitchell ..........................................       15,000 (15)         *
James B. Taylor, Jr. ........................................       14,000 (16)         *
S. Fred Isaacs ..............................................            0             --
S. Miller Williams ..........................................            0             --
All executive officers and directors as a group (12 people) .    1,817,667 (17)       8.4

--------------

 *  Less than 1%

(1) Shares beneficially owned include restricted stock held by the executive officers of the Company over which they have voting power but not investment power. Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within 60 days of March 1, 2004, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2) Information is as of December 31, 2003, and is based on the Schedule 13G dated January 22, 2004, which was filed by Third Avenue Management LLC ("TAM"). TAM's address is 622 Third Avenue, 32nd Floor, New York, New York 10017-2023. TAM is a registered investment advisor. Of the shares shown, TAM has sole voting power over 1,718,075 shares and sole dispositive power over 2,196,975 shares.

(3) Information is as of December 31, 2003, and is based on the Schedule 13G dated February 13, 2004, which was filed by Heartland Advisors, Inc. ("Heartland") and William J. Nasgovitz ("Nasgovitz"). Their address is 789 North Water Street, Milwaukee, Wisconsin 53202. Heartland is a registered investment advisor and the shares shown are held for its clients and other managed accounts. Nasgovitz is President and principal shareholder of Heartland. Of the shares shown, Heartland and Nasgovitz have shared voting power over 1,579,800 shares and shared dispositive power over 1,732,800 shares.

(4) Information is as of December 31, 2003, and is based on the Schedule 13G dated February 16, 2004, which was filed by Strong Capital Management, Inc. ("Strong Capital") and Richard S. Strong ("Strong"). Strong Capital's address is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051, and Strong's address is c/o Godfrey & Kahn S.C., 780 N. Water Street, Milwaukee, Wisconsin 53202. Strong Capital is a registered investment advisor. Strong Capital and Strong have shared voting and dispositive power over the shares shown.

(5) Includes (a) 428,155 shares held in a corporation controlled by Mr. Curran, (b) 150,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.08 per share, and (c) 4,844 shares held in the Willbros Employees' 401(k) Investment Plan (the "401(k) Plan") for the account of Mr. Curran.

(6) Includes 150,000 shares subject to stock options which are currently exercisable at an average exercise price of $7.87 per share.

(7) Includes (a) 125,000 shares subject to stock options which are currently exercisable at an average exercise price of $7.30 per share, and (b) 4,729 shares held in the 401(k) Plan for the account of Mr. Allcorn.

(8) Includes (a) 87,150 shares subject to stock options which are currently exercisable at an average exercise price of $13.68 per share, and (b) 2,028 shares held in the 401(k) Plan for the account of Mr. W. Williams.

(9) Includes 29,808 shares subject to stock options which are currently exercisable at an average exercise price of $12.19 per share.

(10) Includes 24,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.83 per share.

(11) Includes 20,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2004, at an average exercise price of $9.73 per share.

(12) Includes (a) 14,500 shares subject to stock options which are currently exercisable at an average exercise price of $8.32 per share, and (b) 2,970 shares held in the 401(k) Plan for the account of Mr. Dalton.

(13) Includes 24,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.83 per share.

(14) Represents 20,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2004, at an average exercise price of $9.73 per share.

(15) Represents 15,000 shares subject to stock options which are currently exercisable at an average exercise price of $12.67 per share. Does not include 948,853 shares held as of December 31, 2003, by The Mitchell Group, Inc., a registered investment advisor who holds these shares in investment advisory accounts managed by it for numerous clients. The Mitchell Group has full investment discretion with respect to such accounts. Mr. Mitchell is a director and executive officer of The Mitchell Group. Mr. Mitchell disclaims beneficial ownership of these shares.

(16)  Represents (a) 1,000 shares held by the James and Sarah Taylor Trust, and
      (b) 13,000 shares subject to stock options which are currently exercisable at an average exercise price of $7.42 per share.

(17) For specific information regarding each of the listed individuals, see footnotes (5) through (16) above.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers other than the Chief Executive Officer, based on salary and bonus earned during fiscal 2003, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years.


                                                                                       LONG-TERM COMPENSATION
                                                                               -------------------------------------
                                            ANNUAL COMPENSATION                         AWARDS              PAYOUTS
                               ---------------------------------------------   -------------------------   ---------
                                                                                             SECURITIES
                                                                               RESTRICTED    UNDERLYING    LONG-TERM
                                                                OTHER ANNUAL      STOCK       OPTIONS/     INCENTIVE    ALL OTHER
          NAME AND                       SALARY      BONUS      COMPENSATION    AWARD(S)        SARS        PAYOUTS    COMPENSATION
     PRINCIPAL POSITION        YEAR       ($)        ($)(1)        ($)(2)          ($)         (#)(3)         ($)           ($)
 --------------------------    ----    ---------   ----------   ------------   -----------  ------------   ---------   ------------
Michael F. Curran..........    2003      425,000          -0-       -0-            -0-               -0-      -0-          15,000(4)
   President and               2002      408,333      860,000       -0-            -0-               -0-      -0-           8,992
   Chief Executive Officer     2001      305,000      500,000       -0-            -0-           100,000      -0-           4,765

John K. Allcorn............    2003      275,000          -0-       -0-            -0-               -0-      -0-          10,070(4)
   Executive Vice President    2002      275,000      315,000       -0-            -0-            15,625      -0-          12,955
                               2001      240,000      260,000       -0-            -0-            50,000      -0-           7,570

James K. Tillery...........    2003      258,710          -0-       -0-            -0-               -0-      -0-           8,372(4)
   Executive Vice President    2002      250,008      240,000       -0-            -0-            15,625      -0-          68,928
   of Willbros                 2001      192,666      211,000       -0-            -0-            38,000      -0-          16,832
   International, Inc.

Warren L. Williams.........    2003      225,000          -0-       -0-            -0-               -0-      -0-          11,500(4)
   Senior Vice President       2002      213,542      270,000       -0-            -0-            15,625      -0-          12,687
   and Chief Financial         2001      189,129      180,000       -0-            -0-            70,000      -0-          11,748
   Officer

John T. Dalton (5).........    2003      330,000          -0-       -0-            -0-               -0-      -0-           8,000(4)
   Senior Vice President       2002       82,500      200,000       -0-            -0-            50,000      -0-             -0-
   and General Counsel

--------------------

(1)   Consists of compensation paid as discretionary bonuses.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(3)   Consists solely of options to acquire shares of Common Stock.

(4) Consists of Company contributions to the Company's (a) 401(k) Plan in the amount of $8,000 for each of Messrs. Curran, Allcorn, Tillery, W. Williams, and Dalton, and (b) Executive Life Plan in the amount of $7,000 for Mr. Curran, $2,070 for Mr. Allcorn, $372 for Mr. Tillery, and $3,500 for Mr. Williams.

(5) Mr. Dalton joined the Company in October 2002 as Senior Vice President and General Counsel.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      There were no options granted to any of the named executive officers of the Company during fiscal 2003. The Company has never granted any stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

      The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 2003, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.


                                    SHARES                                                VALUE OF UNEXERCISED
                                   ACQUIRED                  NUMBER OF SECURITIES            IN-THE-MONEY
                                     ON        VALUE        UNDERLYING UNEXERCISED       OPTIONS/SARS AT FY-END
                                   EXERCISE   REALIZED      OPTIONS/SARS AT FY-END             ($)(1)(2)
                                   --------   --------   ---------------------------   ---------------------------
NAME                                 (#)       ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------   --------   --------   -----------   -------------   -----------   -------------
Michael F. Curran...............        -0-        -0-       150,000          50,000       589,500             -0-
John K. Allcorn.................        -0-        -0-       125,000          25,000       664,000             -0-
James K. Tillery................        -0-        -0-        29,808          19,000        53,900             -0-
Warren L. Williams..............        -0-        -0-        87,150          10,000       156,655             -0-
John T. Dalton..................        -0-        -0-        14,500          37,500        59,500         178,500


--------------------

(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2) The closing price for the Common Stock on the New York Stock Exchange on December 31, 2003, the last trading day of the fiscal year, was $12.02.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2003, concerning shares of the Company's Common Stock authorized for issuance under the Company's existing equity compensation plans.

                                                                              NUMBER OF
                                                                              SECURITIES
                                                                              REMAINING
                                     NUMBER OF                              AVAILABLE FOR
                                   SECURITIES TO          WEIGHTED         FUTURE ISSUANCE
                                        BE                 AVERAGE           UNDER EQUITY
                                    ISSUED UPON        EXERCISE PRICE         COMPENSATION
                                    EXERCISE OF              OF                  PLANS
                                    OUTSTANDING          OUTSTANDING          (EXCLUDING
                                     OPTIONS,             OPTIONS,            SECURITIES
                                     WARRANTS             WARRANTS           REFLECTED IN
PLAN CATEGORY                       AND RIGHTS           AND RIGHTS           COLUMN (A))
-------------                    ----------------      --------------      ---------------
EQUITY COMPENSATION PLANS                 (A)
APPROVED BY SECURITY HOLDERS            1,447,399      $        10.68              714,588

EQUITY COMPENSATION PLANS
NOT APPROVED BY SECURITY HOLDERS               --                  --                   --
                                      -----------          ----------           ----------
-----
TOTAL                                   1,447,399          $    10.68              714,588   (1)
                                      -----------          ----------           ----------

-----------------------

(1) Represents the total number of shares available for issuance under (a) our 1996 Stock Plan pursuant to stock options, stock appreciation rights or restricted stock or restricted stock rights, and (b) our Director Stock Plan pursuant to stock options. All of the 610,588 shares available for issuance under our 1996 Stock Plan may be awarded as restricted stock or restricted stock rights.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

      None of the named executive officers of the Company have an employment agreement with the Company.

      In October 1998, the Compensation Committee approved and recommended, and the Board of Directors adopted, the Willbros Group, Inc. Severance Plan (the "Severance Plan"), effective January 1, 1999. The Board of Directors adopted the Severance Plan in lieu of entering into new employment agreements with the executive officers at that time. Since the Severance Plan was scheduled to expire on December 31, 2003, the Compensation Committee approved and recommended, and the Board of Directors adopted, a restated and amended Severance Plan (the "Restated Severance Plan"), effective September 25, 2003. Each of the named executive officers of the Company is a participant in the Restated Severance Plan. The Restated Severance Plan, which will remain in effect until December 31, 2006, provides that a participant whose employment is terminated other than for cause or who resigns due to (a) reduction of compensation or other benefits, including incentive plans, (b) reduction in scope of participant's authorities, duties, or title, or (c) material change in the location of a participant's principal place of employment by the Company, when a change in control of the Company is imminent or within three years after a change in control of the Company has occurred, shall be entitled to severance compensation (a) equal to 300% of the participant's annual base compensation,
(b) equal to 300% of the participant's greatest annual cash bonus received during the 36-month period ending on the date of the change in control, (c) equal to the aggregate annual incentive plan target opportunity that could have been earned in the year termination of employment occurs, (d) that provides full vesting of all of the participant's outstanding stock options, restricted stock awards and other equity-based awards, and (e) that extends the participant's and his dependents' coverage under the benefit plans for 24 months. The Restated Severance Plan also provides that a participant who voluntarily terminates his employment for reasons similar to termination of employment by the Company within 18 months after a change in control of the Company has occurred shall be entitled to a severance payment equal to the same severance compensation applicable to the entitlement provided by termination of employment by the

Company. Finally, the Restated Severance Plan provides that a participant whose employment is terminated other than for cause prior to a change in control of the Company shall be entitled to a severance payment equal to 100% of his base salary then in effect. A participant who receives a severance payment under the Restated Severance Plan will be subject to either a one year or two year competition restriction depending on the basis for the termination. All taxes on severance payments made under the Restated Severance Plan are the participant's responsibility.

      All outstanding awards under the Company's 1996 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a change in control of the Company, as defined in such Plan.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Compensation Committee") administers the compensation program for executive officers of the Company. The duties of the Compensation Committee include reviewing and evaluating the Company's executive compensation program to assess its effectiveness in attracting, motivating and retaining highly skilled executive officers. The Compensation Committee also administers the Company's 1996 Stock Plan and has access to outside compensation consulting firms and compensation information.

      Compensation Philosophy

      The objectives of the Company's executive compensation program include:

      - Providing a total executive compensation plan that is performance-driven and rewards business success based on an executive's individual performance;

      - Aligning the financial interests of the executive officers with the performance of the Company;

      - Emphasizing equity-based compensation for Company executives to reinforce management's focus on stockholder value; and

      - Attracting, motivating, and retaining executive officers and key management personnel to achieve the Company's business objectives.

      The Compensation Committee adheres to an executive compensation philosophy that supports the Company's business strategies. Compensation decisions under the executive compensation program are made by the Compensation Committee and approved by the Board of Directors.

      Compensation Program

      Company executives participate in a comprehensive compensation program comprised of base salary, potential for annual discretionary incentive compensation awards, and long-term equity-based opportunities in the form of stock options and restricted stock awards.

      Base Salary. The level of base salary paid to executive officers is determined on the basis of performance, experience and such other factors as may be appropriately considered by the Compensation Committee. Each year the Compensation Committee reviews the base salaries of the executives and considers salary adjustments based on individual performance, overall financial results of the Company, competitive position relative to the marketplace, and cost-of-living indicators. As a result of that review, Mr. Tillery received a salary increase in September 2003. Mr. Tillery received a raise because of his promotion to Executive Vice President. None of the other executive officers of the Company received a salary increase for 2003.

      Annual Incentive Program. In 2003, the Company's executive officers were eligible for discretionary annual cash incentive awards based on performance guidelines tied to annual operating performance levels. Each executive officer is eligible to earn an individual award expressed as a percentage of base salary.

Executive officer incentive award opportunities vary by level of responsibility. There is no minimum incentive award. The maximum percentage of base salary payable as an incentive award ranges from 100% to 300%, depending on the executive officer's position. The awards are based on the financial performance of the Company and individual performance. Several factors are considered in evaluating an executive's individual performance, which include achievement of business strategy, successful accomplishment of business goals and objectives, contribution toward the Company's profitability, and enhancement of stockholder value. Due to the financial performance of the Company in 2003, none of the executive officers were paid cash incentive bonus awards for 2003.

      Long-Term Incentive Program. In 1996, the Board of Directors and the stockholders of the Company approved the 1996 Stock Plan (the "Stock Plan"). The Stock Plan permits the Compensation Committee to grant various stock-based awards, including options, stock appreciation rights, and restricted stock, to executive officers and key management employees of the Company based on competitive practices and the Company's overall performance. Stock options and restricted stock awards are designed to provide grantees with the opportunity to acquire a proprietary interest in the Company and to give such persons a stronger incentive to work for the continued success of the Company. An option award may be either an incentive stock option ("ISO") or a non-qualified stock option ("NSO"). The Compensation Committee takes into account management's recommendations regarding the number of shares or options and the number of shares of restricted stock to be awarded to specific employees. There were no awards granted under the Company's 1996 Stock Plan to the executive officers during 2003.

      To date, the Compensation Committee has granted ISO, NSO and restricted stock awards to executive officers from time to time. Both ISO and NSO awards entitle the employee to purchase a specified number of shares of the Company's Common Stock at a specified price during a specified period. Both the ISO awards and the NSO awards have a 10-year term. Both types of awards are designed as an incentive for future performance by the creation of stockholder value over the long-term since the greatest benefit of the options is realized only if stock price appreciation occurs. Restricted stock awards are grants of a specified number of shares of the Company's Common Stock in which the employee's rights to the shares are limited until the shares vest and cease to be subject to the restrictions. The employee obtains full ownership of the unrestricted shares of stock when it vests. Vesting may be tied to a specified time period or the achievement of certain performance goals. The Company uses stock options and restricted stock awards as its long-term incentive devices since stock options and restricted stock awards provide the clearest tie between enhanced stockholder wealth and executive pay.

      Chief Executive Officer Compensation for 2003

      Mr. Curran's overall compensation is determined in the same manner as is the compensation for the other executive officers. As a result of the depressed state of the energy industry, Mr. Curran did not receive a salary increase nor a bonus for 2003. As a significant stockholder of the Company, Mr. Curran continues to have strong incentive to create value for the Company's stockholders. There were no awards granted under the Company's 1996 Stock Plan to Mr. Curran during 2003.

      Policy Regarding Tax Deductibility of Executive Compensation

      Section 162(m) of the U.S. Internal Revenue Code places a $1 million per person limitation on the United States tax deduction a U.S. subsidiary employer of a publicly-held corporation may take for compensation paid to the Company's Chief Executive Officer and its four other highest paid executive officers, except compensation which constitutes performance-based compensation as defined by the U.S. Internal Revenue Code is not subject to the $1 million limit. The Compensation Committee generally intends to grant awards under the Company's 1996 Stock Plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in the future, it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than deductibility. In doing so, the Compensation Committee may utilize alternatives such as deferring compensation to qualify compensation for deductibility and may rely on grandfathering provisions with respect to existing compensation commitments. If any executive officer compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances.

      The Compensation Committee and the Board of Directors believe that the executive compensation policies promote the interest of the stockholders and the Company effectively, and the various compensation opportunities afforded the executive officers are appropriately balanced to provide motivation for executives to contribute to the profitability and overall success of the Company.

                             COMPENSATION COMMITTEE

                         James B. Taylor, Jr. (Chairman)
                               Rodney B. Mitchell
                                 Michael J. Pink

      The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2003, the Compensation Committee was composed of James B. Taylor, Jr., Rodney B. Mitchell, and Michael J. Pink, all of whom are non-employee directors of the Company. During 2003, none of the Company's executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served either on the Company's Board of Directors or on its Compensation Committee.

PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing January 1, 1999, and ending on December 31, 2003, with the cumulative total return on the S&P 500 Index and the S&P 500 Construction & Engineering Index. The comparison assumes $100 was invested December 31, 1998, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                  [LINE CHART]

                                                                               INDEXED RETURNS
                                                        BASE                     YEARS ENDING
                                                       PERIOD      ---------------------------------------------
COMPANY / INDEX                                         DEC98       DEC99     DEC00     DEC01     DEC02    DEC03
---------------                                         -----       -----     -----     -----     -----    -----
WILLBROS GROUP, INC.                                     100        83.15    114.61    287.64    147.78   216.09
S&P 500 INDEX                                            100       121.04    110.02     96.95     75.52    97.18
S&P 500 CONSTRUCTION & ENGINEERING                       100        85.50     96.01    109.86     74.73   104.45

      The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          REPORT OF THE AUDIT COMMITTEE

      Securities and Exchange Commission rules require that a company's proxy statement contain a report of its audit committee. The Company's Audit Committee consisted of four directors until the retirement of Mr. Waldvogel in March 2004. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year 2003 with management and with the Company's independent auditors. Specifically, the Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

      The Audit Committee has received the written disclosures and the letter from the Company's independent accountants, KPMG LLP, required by Independence Standards Board No. 1, Independence Discussions With Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of its independence from the Company and has concluded that KPMG is independent.

      Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                           Peter A. Leidel (Chairman)
                               Rodney B. Mitchell
                              James B. Taylor, Jr.
                     Guy E. Waldvogel (until March 10, 2004)

      The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

      The Board of Directors previously approved an Employee Stock Purchase Program (the "Program"). Under the Program, selected executives and officers of the Company were given the opportunity to borrow funds on an interest free basis for the purpose of exercising vested stock options granted to the executives under the Company's 1996 Stock Plan. All such loans are full recourse and therefore secured by Company stock. The maximum amount that could be loaned to individual executives under the Program is $250,000. Each loan has a maximum term of five years and does not bear interest unless not repaid on the due date. The loan will become due 90 days after termination of employment or on the normal due date of the loan, whichever is first. Pursuant to the Program, in March 2002, certain executive officers of the Company became indebted to the Company in amounts in excess of $60,000 under various notes. The following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding, the interest rates, the final maturity dates and the outstanding balances of such indebtedness as of March 1, 2004:


                                 LARGEST                                        FINAL              OUTSTANDING
                                AMOUNT OF              INTEREST               MATURITY              BALANCE AT
NAME                          INDEBTEDNESS               RATE                   DATE               MARCH 1, 2004
----                          ------------               ----                   ----               -------------
John K. Allcorn                 $232,188                   0%                 March 2007              $232,188

James K. Tillery                $249,995                   0%                 March 2007              $249,995

Warren L. Williams              $250,000                   0%                 March 2007              $250,000

      In accordance with the Sarbanes-Oxley Act of 2002, the Company in the future will no longer make loans to executive officers of the Company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with a copy of each such report. The Securities and Exchange Commission regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2003.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 2003, all Section 16(a) filing requirements applicable to its officers, directors and more than 10% stockholders were complied with.

                                  OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

      The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama, on or before December 24, 2004, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

      If a stockholder, who intends to present a proposal at the Company's 2005 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy materials pursuant to Rule 14a-8, fails to provide the Company with notice of such proposal by March 9, 2005, then the persons named in the proxies solicited by the Company's Board of Directors for its 2005 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: MICHAEL W. COLLIER, INVESTOR RELATIONS, C/O WILLBROS USA, INC., 4400 POST OAK PARKWAY, SUITE 1000, HOUSTON, TEXAS 77027.

                                     By Order of the Board of Directors,


                                     Dennis G. Berryhill
                                     Secretary

April 23, 2004
Panama City, Panama

                               WILLBROS GROUP, INC.                    EXHIBIT A
                             AUDIT COMMITTEE CHARTER
                            REVISED DECEMBER 15, 2003


1.    COMMITTEE PURPOSE

      The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (i) the integrity of the financial statements of the Company; (ii) the independent auditor's qualifications and independence;
(iii) the performance of the Company's internal audit function; and (iv) the Company's compliance with legal and regulatory requirements. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

      Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

2.    COMMITTEE MEMBERSHIP

      The Audit Committee shall consist of no fewer than three members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission.

      The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Audit Committee members may be replaced by the Board.

3.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the Company by its independent auditor, subject to the de minimus exceptions described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the Commission which are approved by the Committee prior to the completion of the audit.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

      To the extent it deems necessary and appropriate, the Audit Committee shall:

      a. At least annually, obtain and review a report by the independent auditor describing (i) the independent auditor's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; (iii) any steps taken to deal with any such issues; and (iv) all relationships between the independent auditor and the Company. Evaluate the independent auditor's qualifications, performance, and independence, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the full Board.

      b. Review and discuss the annual audited financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Recommend to the Board whether the annual financial statements should be included in the Company's Form 10-K.

      c. Review and discuss the Company's quarterly financial statements with management and the independent auditor prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

      d. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any special steps adopted in light of material control deficiencies.

      e. Review and discuss quarterly reports from the independent auditors on (i) all critical accounting policies and practices to be used;
            (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, such as any managerial letter or schedule of unadjusted differences.

      f. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of the types of information to be disclosed and the types of presentations to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

      g. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

      h. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      i. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      j. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      k. Review and evaluate the lead partner of the independent auditor team.

      l. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and audit partner responsible for reviewing the audit, as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

      m. Recommend to the Board policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      n. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

      o. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

      p. Review the appointment and replacement of the senior internal auditing executive.

      q. Review the significant reports to management prepared by the internal audit department and management's responses.

      r. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

      s. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been impacted.

      t. Obtain reports from management, the Company's senior internal auditing executive, and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations, and with the Company's Code of Business Conduct and Ethics.

      u. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      v. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

      w. Discuss with the Company's General Counsel legal matters that may have a material effect on the financial statements or the Company's compliance policies.

4.    COMMITTEE MEETINGS

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors, and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next meeting.

5.    AUDIT COMMITTEE RESOURCES

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

                                                                       EXHIBIT B


                               AMENDMENT NUMBER 4
                                     TO THE
                              WILLBROS GROUP, INC.
                                 1996 STOCK PLAN

      1. Introduction. On April 16, 1996, the Board of Directors of Willbros Group, Inc. (the "Company") adopted, and on May 21, 1996, the stockholders of the Company approved, the Willbros Group, Inc. 1996 Stock Plan (as amended, the "Plan"). The Plan permits the granting of awards, including stock options, to key employees (including officers and directors who are employees) of the Company or its subsidiaries.

            The Board of Directors of the Company adopted on February 24, 1999, and the stockholders of the Company approved on May 6, 1999, Amendment Number 1 to the Plan which increased the total number of shares of Common Stock of the Company available for issuance pursuant to awards granted under the Plan from 1,125,000 shares to 2,125,000 shares. The Board of Directors of the Company adopted on March 7, 2001, and the stockholders of the Company approved on May 9, 2001, Amendment Number 2 to the Plan which increased the total number of shares of Common Stock of the Company available for issuance pursuant to awards granted under the Plan from 2,125,000 shares to 3,125,000 shares.

            Under the terms of the Plan, a total of 3,125,000 shares of Common Stock of the Company are available for issuance pursuant to awards granted under the Plan (subject to adjustment in the event of certain corporate transactions such as a stock split, etc.).

      2. Purpose. The sole purpose of this Amendment is to increase the total number of shares of Common Stock of the Company available for issuance pursuant to awards granted under the Plan from 3,125,000 shares to 4,075,000 shares, which will enable the Company to continue to grant awards under the Plan to attract and retain key employees of the Company and its subsidiaries.

      3. Amendment. In the first paragraph of Section 4 of the Plan, the number "3,125,000" is deleted and the number "4,075,000" is substituted therefor.

      4. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

      5. Effective Date. This Amendment shall take effect and be adopted on the date that the stockholders of the Company approve this Amendment.

      Executed this 10th day of March, 2004.

ATTEST:                                  WILLBROS GROUP, INC.

  /s/  Dennis G. Berryhill               By:  /s/  Michael F. Curran
--------------------------------------        ----------------------------------
Dennis G. Berryhill                           Michael F. Curran
Secretary                                     President and Chief Executive
                                              Officer

[WILLBROS LOGO]

                              WILLBROS GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2004

     The undersigned hereby appoints LeRoy W. Watson, III, Gian Castillero and Ernesto Duran, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Willbros Group, Inc. to be held on the 20th day of May, 2004, at 9:00 a.m., local time, at the Hotel Panama Marriott, Calle 52 y Ricardo Arias, Panama City, Panama, and at any and all adjournments thereof, on all matters coming before said meeting.

             PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
        AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                            (CONTINUED ON OTHER SIDE)

--------------------------------------------------------------------------------
   ADDRESS CHANGE/(COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


                           -- FOLD AND DETACH HERE --

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please
Mark Here
for Address    [ ]
Change or
Comments
SEE REVERSE SIDE

                                         FOR all nominees listed      WITHHOLD AUTHORITY
                                             below (except as      to vote for all nominees
                                         marked to the contrary)        listed below
1.    Election of Directors Nominees:             [ ]                         [ ]

01 Rodney B. Mitchell and
02 S. Miller Williams
as Class II Directors.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

________________________________________________________________________________

                                                         FOR   AGAINST   ABSTAIN
2.    Approval of Amendment Number 4 to Willbros         [ ]     [ ]       [ ]
      Group, Inc. 1996 Stock Plan, which increases
      the total number of shares of the Common
      Stock of the Company authorized for issuance
      thereunder from 3,125,000 to 4,075,000
      shares.

                                                         FOR   AGAINST   ABSTAIN
3.    Ratification of KPMG LLP as independent            [ ]     [ ]       [ ]
      auditors of the Company for 2004.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.

Dated:____________________________________________________________________,2004


________________________________________________________________________________
                                    Signature


________________________________________________________________________________
                            Signature if held jointly

Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.


                           -- FOLD AND DETACH HERE --